Exhibit 99.1

Alaska Communications Systems Reports Fourth Quarter and Year-end 2007 Results

Annual Revenues Increase 10.6% to $385.8 Million from $348.7 Million in 2006

Wireless now Comprises 36% of Company Revenues

Annual Enterprise Segment Revenues Increase 45%

2007 Cash Provided by Operating Activities Increased 14.3% to $104.9 Million from $91.8 Million in 2006

Annual EBITDA of $138.1 Million Increased 14.0% from $121.2 Million in 2006

ANCHORAGE, Alaska--(BUSINESS WIRE)--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today reported financial results for its fourth quarter and year ended December 31, 2007.

Liane Pelletier, ACS president and chief executive officer, stated, “Our 2007 performance represents the third consecutive year in which we exceeded revenue and EBITDA targets. Wireless revenue, now 36 percent of company revenues, benefited from revenue growth of 19 percent and lower churn. Wireline revenue also grew, at an overall rate of 6 percent, and 45 percent within the enterprise segment; this growth establishes an important track record and contributes meaningfully to our plans for long term value creation in the $200 million Alaska enterprise market.”

“For 2008, we will continue the company’s transformation and pursue compelling, high ROI and differentiated growth priorities. Our priorities are unambiguous: continue to grow a high quality wireless business by providing the best customer experience; continue to add the building blocks called for by enterprise customers; continue to capture enterprise revenues sufficient to cover the cash carry costs of our long haul fiber facility, the Alaska Oregon Network (AKORN), at launch date; and continue to leverage our resources through process improvement. These represent the most meaningful ways to accelerate shareholder value creation,” concluded Pelletier.

Financial Highlights: Fourth Quarter 2007 Compared to Fourth Quarter 2006

  Revenues were $99.1 million, a 7.9 percent increase over fourth quarter 2006 revenues of $91.9 million.
  EBITDA was $34.0 million, an increase of 7.9 percent, compared to $31.5 million for the year ago period.
  Operating income of $15.0 million was up 27.8 percent from $11.8 million in the prior year.
  Net cash provided by operating activities of $26.6 million was in line with the prior year performance of $26.7 million.
  The company posted net income of $120.4 million, or $2.71 per diluted share, compared to $4.2 million, or $0.10 per diluted share during the fourth quarter of 2006. Fourth quarter 2007 benefited from a one time net tax gain of $111.2 million.

David Wilson, ACS senior vice president and chief financial officer, said, “Solid execution against our strategic plan continues to drive expansion in shareholder cash flow, with $104.9 million of cash generated from operating activities in 2007, up 14.3 percent over the prior year. Our operating performance in 2007 also benefited from higher than run rate wireline network access revenue which benefited from favorable carrier settlements and $6.5 million in regulatory agency settlements.”

“We remain comfortably positioned to fund our long haul fiber investment having closed the quarter with $36.0 million in unrestricted cash and short term investments, down only $0.9 million in a year where we invested $21.6 million in our growth capex program and delevered by $5.1 million; full access to our $45 million revolver; a net debt to EBITDA leverage ratio of only 2.9 times; and an expected dividend payout ratio, inclusive of $6.0M in estimated launch costs for AKORN, of less than 70 percent,” noted Wilson.

“Finally, the numbers reported today exceed revenue and EBITDA expectations of $380 million and $132 million, respectively, that we shared with markets on February 22nd. The increase is primarily attributable to a change in estimate following management’s review of assumptions used in our network access revenue reserving process which resulted in network access revenue increasing by $4.5 million, inclusive of a $3.1 million gain for the first three quarters of 2007,” concluded Wilson.

Metric Highlights: Fourth Quarter 2007 Compared to Third Quarter 2007

  Increased retail wireless subscribers by 2.1 percent, or 2,950, bringing the total to approximately 144,500.
  Average retail wireless monthly churn of 1.5 percent was down from 1.7 percent in the prior quarter.
  Recorded retail wireless ARPU of $64.20, a seasonally consistent shift from $64.43, inclusive of CETC revenue of $11.63 and $10.89.
  DSL lines increased by nearly 1,300 to approximately 47,500 with retail line penetration growing to 25.6 percent.
  Retail local access lines declined by 1.5 percent to 185,700.
  Recorded approximately 226,400 total local access lines. Total local access lines decreased by approximately 5,300 or 2.3 percent.

Annual Financial Review

For the twelve months ended December 31, 2007:

  Total revenues were $385.8 million, which represented a 10.6 percent increase over 2006 revenues of $348.7 million.
  Net income for 2007 was $144.1 million, or $3.26 per share (diluted), as compared to a net income of $13.3 million, or $0.31 per share, in 2006. Net income benefited from a one-time, non-cash, income tax benefit of $111.2 million arising from the release of the Company’s valuation reserve for its deferred tax asset;
  Net cash provided by operating activities for 2007 was $104.9 million as compared to $91.8 million in 2006.
  EBITDA for 2007 was $138.1 million, an increase of 14.0 percent from $121.2 million in 2006. 2007 performance benefited from network access revenue that management estimates was $10 million higher than long term trends and $0.7 million of out-of-period CETC revenue received in the first quarter.
  Investment in construction and capital investments, net of capitalized interest, totaled $60.9 million, comprising maintenance capital spend of $39.3 million; and investments in growth capital expenditures of $21.6 million.

2008 Business Outlook

For the full-year 2008, revenues are expected to be in the range of $385 million to $395 million and EBITDA is expected to be in the range of $130 million to $134 million, excluding $6 million in start-up costs related to our AKORN fiber investment and other building blocks designed to serve the enterprise market. For 2008, ACS expects maintenance capital expenditures of $42 million and $82 million in capital expenditures related to the fiber facility. ACS expects net cash interest to be approximately $30 million.

Pelletier noted, “Our 2008 outlook reflects expected growth in the wireless, data and enterprise segments, as well as specific investments in these areas to assure their long term success. 2008 builds on the transformation begun a few years ago; the company’s proven strategy and execution ability will serve us well as we both manage the current business and build a new high ROI growth engine to deliver shareholder value.”

Restatement of Financial Results

The financial results presented in this release for the periods ended December 31, 2006 have been restated. For detailed information about the restatement, please refer to the company's Annual Report on Form 10-K, which the company expects to file on or before March 21, 2008.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 800-366-7449 to access the conference call. Parties outside the United States and Canada can access the call at 303-262-2191. The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run until Wednesday, March 19 2008 at midnight ET. To hear the replay, parties in the United States and Canada can call 800-405-2236 and enter pass code 11110829. Parties outside the United States and Canada can call 303-590-3000 and enter pass code 11110829.

About Alaska Communications Systems

Headquartered in Anchorage, ACS is Alaska’s leading provider of broadband and other wireline and wireless solutions to Enterprise, Carrier and mass market customers. The ACS wireline operations include the state’s most advanced data networks and, to be launched in early 2009, the only diverse undersea fiber optic system connecting Alaska to the contiguous United States. The ACS wireless operations include the only statewide 3G CDMA network, reaching across Alaska from the North Slope to Ketchikan, with coverage extended via best-in-class CDMA carriers in the Lower 49 and Canada. By investing in the fastest-growing market segments and attracting the highest-quality customers, ACS seeks to drive top and bottom-line growth, while continually improving customer experience and cost structure through process improvement. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

Forward-Looking EBITDA Guidance

This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2008. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end net cash provided by operating activities at this time.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, the company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive from the construction of the long-haul fiber facility; fluctuations in wireless revenue, including roaming revenue; changes in company's relationships with its roaming partners; increased competition, including from national wireless and local wireline facilities-based competitors; changes in revenue from Universal Service Funds; changes in capital expenditures, or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; regulatory limitations on the company's ability to change its pricing or bundle its communications services or other public policy changes; the continued availability of financing necessary to support future business; changes in accounting policies or practices; changes in the demand for the company's products and services; rapid technological developments in the telecommunications industry; changes in interest rates or other general national, regional or local economic conditions, including changes in tourism in Alaska. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in Thousands, Except per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
		Restated		Restated
Operating revenues:
Wireline	$64,028	$59,249	$248,265	$233,351
Wireless	35,079	32,605	137,520	115,370
Total operating revenues	99,107	91,854	385,785	348,721

Operating expenses:
Wireline (exclusive of depreciation and amortization)	45,470	46,166	179,456	172,421
Wireless (exclusive of depreciation and amortization)	20,727	16,531	74,305	62,478
Depreciation and amortization	17,754	17,385	71,337	69,096
Loss on disposal of assets, net	111	-	248	1,105
Total operating expenses	84,062	80,082	325,346	305,100

Operating income	15,045	11,772	60,439	43,621

Other income and expense:
Interest expense	(5,947)	(7,584)	(28,386)	(30,445)
Loss on extinguishment of debt	-	-	(355)	(9,650)
Interest income	500	549	2,020	1,835
Other	(712)	(83)	(776)	8,360
Total other income and expense	(6,159)	(7,118)	(27,497)	(29,900)

Income before income tax expense	8,886	4,654	32,942	13,721

Income tax benefit (expense)	111,469	(443)	111,194	(443)

Net income	$120,355	$4,211	$144,136	$13,278

Net income per share:
Basic	$2.81	$0.10	$3.38	$0.32
Diluted	$2.71	$0.10	$3.26	$0.31

Weighted average shares outstanding:
Basic	42,848	42,249	42,701	42,045
Diluted	44,362	43,820	44,185	43,387
		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2007	2006
		Restated
Current assets:
Cash and cash equivalents	$35,208	$36,860
Restricted cash	2,589	1,700
Short-term investments	790	-
Accounts receivable-trade, net of allowance of $8,768 and $7,434	39,150	38,875
Materials and supplies	10,467	7,977
Prepayments and other current assets	5,155	3,514
Deferred taxes	21,347	-
Total current assets	114,706	88,926

Property, plant and equipment	1,209,257	1,165,108
Less: accumulated depreciation and amortization	(825,663)	(773,744)
Property, plant and equipment, net	383,594	391,364

Goodwill	38,403	38,403
Intangible Assets	21,604	21,604
Debt issuance costs	7,461	9,437
Deferred tax assets	96,095	-
Deferred charges and other assets	1,340	6,482
Total assets	$663,203	$556,216

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$780	$1,025
Accounts payable, accrued and other current liabilities	64,070	65,516
Advance billings and customer deposits	10,051	10,641
Total current liabilities	74,901	77,182

Long-term obligations, net of current portion	432,216	437,188
Other deferred credits and long-term liabilities	82,075	72,881
Total liabilities	589,192	587,251
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	429	423
Additional paid in capital	309,886	308,407
Accumulated deficit	(229,217)	(341,431)
Accumulated other comprehensive income (loss)	(7,087)	1,566
Total stockholders' equity (deficit)	74,011	(31,035)

Total liabilities and stockholders' equity (deficit)	$663,203	$556,216
				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
		Restated		Restated
Cash Flows from Operating Activities:
Net income	$120,355	$4,211	$144,136	$13,278
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	17,754	17,385	71,337	69,096
Loss on disposal of assets, net	111	-	248	1,105
Gain on sale of long-term investment	-	-	(152)	(6,685)
Amortization of debt issuance costs and original issue discount	473	484	2,059	5,180
Stock based compensation	1,121	2,392	6,390	7,667
Deferred taxes	(112,495)	-	(112,495)	-
Excess tax benefit from share-based payments	(755)	-	(755)	-
Other non-cash expenses	348	234	742	234
Changes in components of assets and liabilities:
Accounts receivable and other current assets	(1,388)	1,143	(1,896)	2,136
Materials and supplies	(631)	1,555	(2,490)	(92)
Accounts payable and other current liabilities	4,927	8,219	(1,607)	8,823
Deferred charges and other assets	71	4,452	(193)	3,856
Other deferred credits	(3,300)	(13,349)	(389)	(12,774)

Net cash provided by operating activities	26,591	26,726	104,935	91,824

Cash Flows from Investing Activities:
Investment in construction and capital expenditures	(22,661)	(20,717)	(62,788)	(59,959)
Change in unsettled construction and capital expenditures	(1,417)	741	(509)	(915)
Purchase of short-term investments	(7,700)	(17,900)	(64,638)	(57,500)
Proceeds from sale of short-term investments	6,910	17,900	63,848	68,025
Proceeds from sale of long-term investments	-	-	162	7,663
Placement of funds in restricted account	(30)	-	(3,009)	-
Release of funds from escrow account	-	-	2,120	2,715

Net cash used by investing activities	(24,898)	(19,976)	(64,814)	(39,971)

Cash Flows from Financing Activities:
Payments of long-term debt	(196)	(202)	(5,089)	(61,860)
Proceeds from the issuance of long-term debt	-	-	-	52,900
Debt issuance costs	-	-	-	(1,349)
Payment of cash dividend on common stock	(9,210)	(9,072)	(36,697)	(35,475)
Payment of withholding taxes on stock-based compensation	(7)	(7)	(2,330)	(872)
Excess tax benefit from share-based payments	755	-	755	-
Proceeds from the issuance of common stock	408	1,149	1,588	2,786

Net cash used by financing activities	(8,250)	(8,132)	(41,773)	(43,870)

Change in cash and cash equivalents	(6,557)	(1,382)	(1,652)	7,983

Cash and cash equivalents, beginning of period	41,765	38,242	36,860	28,877

Cash and cash equivalents, end of period	$35,208	$36,860	$35,208	$36,860

Supplemental Cash Flow Data:
Interest paid	$7,231	$7,025	$28,795	$31,280
Income taxes paid	$37	$264	$545	$264

Supplemental Noncash Transactions:
Property acquired under capital leases	$-	$60	$51	$60
Dividend declared, but not paid	$9,226	$9,105	$9,226	$9,105
			Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF WIRELINE REVENUES AND EXPENSES
(Unaudited, in Thousands)

New View
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Retail	$23,957	$23,622	$97,865	$95,568
Wholesale	5,636	7,123	23,635	25,406
Access	26,562	23,693	100,893	94,489
Enterprise	7,873	4,811	25,872	17,888
	$64,028	$59,249	$248,265	$233,351

Old View
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
		Restated		Restated

Local network service	$18,783	$19,750	$77,511	$80,177
Network access	25,412	22,678	96,534	90,628
Deregulated and other	5,504	5,996	22,377	20,987
Local telephone	49,699	48,424	196,422	191,792
Internet/Data	8,314	6,602	31,082	25,221
Interexchange	6,015	4,223	20,761	16,338
Total wireline revenue	$64,028	$59,249	$248,265	$233,351

Local telephone	$32,374	$34,514	$129,134	$130,516
Internet/Data	9,141	8,034	35,702	29,659
Interexchange	3,955	3,618	14,620	12,246
Total wireline expense (a)	$45,470	$46,166	$179,456	$172,421

(a)	Expenses are shown net of depreciation and amortization.
			Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF EBITDA CALCULATION
(Unaudited, in Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
		Restated		Restated

Net cash provided by operating activities	$26,591	$26,726	$104,935	$91,824
Adjustments to reconcile net income to net cash (provided) used by operating activities:
Depreciation and amortization	(17,754)	(17,385)	(71,337)	(69,096)
Loss on disposal of assets, net	(111)	-	(248)	(1,105)
Gain on sale of long-term investment	-	-	152	6,685
Amortization of debt issuance costs and original issue discount	(473)	(484)	(2,059)	(5,180)
Stock based compensation	(1,121)	(2,392)	(6,390)	(7,667)
Deferred taxes	112,495	-	112,495	-
Excess tax benefit from share-based payments	755	-	755	-
Other non-cash expenses	(348)	(234)	(742)	(234)
Changes in components of assets and liabilities:
Accounts receivable and other current assets	1,388	(1,143)	1,896	(2,136)
Materials and supplies	631	(1,555)	2,490	92
Accounts payable and other current liabilities	(4,927)	(8,219)	1,607	(8,823)
Deferred charges and other assets	(71)	(4,452)	193	(3,856)
Other deferred credits	3,300	13,349	389	12,774
Net income	$120,355	$4,211	$144,136	$13,278
Add (subtract):
Interest expense	5,947	7,584	28,386	30,445
Loss on extinguishment of debt	-	-	355	9,650
Interest income	(500)	(549)	(2,020)	(1,835)
Depreciation and amortization	17,754	17,385	71,337	69,096
Loss on disposal of assets, net	111	-	248	1,105
Gain on Crest asset purchase	-	-	-	(1,979)
Gain on sale of long-term investments	-	-	(152)	(6,685)
RTB refund accrual	641	-	641	-
Income tax (benefit) expense	(111,469)	443	(111,194)	443
Stock based compensation	1,121	2,392	6,390	7,667
EBITDA	$33,960	$31,466	$138,127	$121,185

Note:	In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, amortization of intangibles and stock based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.
Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ALLOCATION OF STOCK BASED COMPENSATION
(Unaudited, in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
	As reported on Schedule 1	Stock Based Compensation	Adjusted	As reported on Schedule 1		Stock Based Compensation	Adjusted

Operating expenses:
Wireline (exclusive of depreciation and amortization)	$45,470	$(993)	$44,477		$46,166	$(2,143)		$44,023
Wireless (exclusive of depreciation and amortization)	20,727	(128)	20,599		16,531	(249)		16,282
Depreciation and amortization	17,754	-	17,754		17,385	-		17,385
Loss on disposal of assets, net	111	-	111		-	-		-
Total operating expenses	$84,062	$(1,121)	$82,941		80,082	(2,392)		77,690

	Twelve Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2006
	As reported on Schedule 1	Stock Based Compensation	Adjusted	As reported on Schedule 1		Stock Based Compensation	Adjusted

Operating expenses:
Wireline (exclusive of depreciation and amortization)	$179,456	$(5,711)	$173,745		$172,421	$(6,906)		$165,515
Wireless (exclusive of depreciation and amortization)	74,305	(679)	73,626		62,478	(761)		61,717
Depreciation and amortization	71,337	-	71,337		69,096	-		69,096
Loss on disposal of assets, net	248	-	248		1,105	-		1,105
Total operating expenses	$325,346	$(6,390)	$318,956		$305,100	$(7,667)		$297,433

Note:	The balances reported on Schedule 1 - Consolidated Statements of Operations, include the company's adoption of SFAS 123(R) Share-Based Payment. This schedule shows the company's operating performance prior to that expense being recorded to allow analysis of the operating segments without these non-cash charges.
Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
INVESTMENT IN CONSTRUCTION AND CAPITAL
(Unaudited, in Thousands)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
		Restated		Restated

Investment in construction and capital	$22,661	$20,717	$62,788	$59,959

Capitalized interest	(1,156)	(224)	(1,904)	(808)

Investment in construction and capital, net of capitalized interest	$21,505	$20,493	$60,884	$59,151

Growth	9,625	4,569	21,571	22,103

Maintenance and other	11,880	15,924	39,313	37,048

Investment in construction and capital, net of capitalized interest	$21,505	$20,493	$60,884	$59,151
Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	December 31,	September 30,	December 31,
	2007	2007	2006
Wireline:

Retail
Local	185,658	188,549	194,815
Quarterly growth rate in retail local telephone access lines	-1.5%	-1.7%	-0.6%
Average monthly revenue per subscriber for the quarter	$ 19.69	$ 19.80	$ 19.43

Long Distance
Long distance subscribers	65,256	64,511	63,995
Average monthly retail revenue per subscriber for the quarter	$ 21.08	$ 21.84	$ 21.01

Internet
DSL subscribers	47,501	46,239	44,066
Dial-up subscribers	9,125	10,059	12,591
	56,626	56,298	56,657

Average monthly DSL & dial-up revenue per subscriber for the quarter	$ 29.44	$ 29.83	$ 28.88

Wholesale
Resale access lines	10,774	9,976	11,226
UNE lines	29,922	33,111	46,626
	40,696	43,087	57,852

Quarterly growth rate in wholesale local access lines	-5.5%	-8.0%	-8.4%
Average monthly revenue per subscriber for the quarter	$ 26.74	$ 26.28	$ 22.83

Wireless:

Retail wireless subscribers	144,451	141,501	130,971
Average monthly churn for the quarter	1.5%	1.7%	1.7%
Average monthly revenue per subscriber for the quarter (b)	$ 64.20	$ 64.43	$ 60.42

Resale wireless subscribers	1,999	2,307	3,017

Total wireless subscribers	146,450	143,808	133,988
Average monthly churn for the quarter (a)	1.5%	1.7%	1.8%
Average monthly revenue per subscriber for the quarter (b)	$ 63.84	$ 64.11	$ 60.01

(a) Prior year churn has been restated to negate the gross up of installs and disconnects that were caused by certain account changes. In prior periods, December 31, 2006 churn was reported at 2.1%.

(b) CETC added $11.63 and $11.64 to retail and total wireless ARPU in the fourth quarter of 2007, respectively. It also added $10.89 to retail and total wireless ARPU in the third quarter of 2007 and added $9.85 to both retail and total wireless ARPU, in the fourth quarter of 2006.

Schedule 9a

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RESTATEMENT OF CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, in Thousands)

	Nine Months ended September 30, 2007
	As Reported	Adjustments	As Restated
Operating revenues:
Wireline	$ 181,409	$ 2,828	$ 184,237
Wireless	102,227	214	102,441
Total operating revenues	283,636	3,042	286,678

Operating expenses:
Wireline (exclusive of depreciation and amortization)	134,166	(180)	133,986
Wireless (exclusive of depreciation and amortization)	53,394	184	53,578
Depreciation and amortization	48,368	5,215	53,583
Loss (gain) on disposal of assets, net	137	-	137
Total operating expenses	236,065	5,219	241,284
Operating income	47,571	(2,177)	45,394

Other income and expense:
Interest expense	(23,064)	625	(22,439)
Loss on extinguishment of debt	(355)	-	(355)
Interest income	1,520	-	1,520
Other	(64)	-	(64)
Total other income and expense	(21,963)	625	(21,338)

Income before income tax expense	25,608	(1,552)	24,056

Income tax expense	(275)	-	(275)

Net income	$ 25,333	$ (1,552)	$ 23,781

Net income per share:
Basic	$ 0.59	$ (0.04)	$ 0.56
Diluted	$ 0.57	$ (0.04)	$ 0.54

Weighted average shares outstanding
Basic	42,649	-	42,649
Diluted	44,185	-	44,185

Schedule 9b

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RESTATEMENT OF CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, in Thousands)

	Twelve Months ended December 31, 2006
	As Reported	Adjustments	As Restated
Operating revenues:
Wireline	$ 234,233	$ (882)	$ 233,351
Wireless	115,584	(214)	115,370
Total operating revenues	349,817	(1,096)	348,721

Operating expenses:
Wireline (exclusive of depreciation and amortization)	172,436	(15)	172,421
Wireless (exclusive of depreciation and amortization)	62,022	456	62,478
Depreciation and amortization	63,259	5,837	69,096
Loss (gain) on disposal of assets, net	1,105	-	1,105
Total operating expenses	298,822	6,278	305,100
Operating income	50,995	(7,374)	43,621

Other income and expense:
Interest expense	(31,103)	658	(30,445)
Loss on extinguishment of debt	(9,650)	-	(9,650)
Interest income	1,835	-	1,835
Other	8,360	-	8,360
Total other income and expense	(30,558)	658	(29,900)

Income before income tax expense	20,437	(6,716)	13,721

Income tax expense	(443)	-	(443)

Net income	$ 19,994	$ (6,716)	$ 13,278

Net income per share:
Basic	$ 0.48	$ (0.16)	$ 0.32
Diluted	$ 0.46	$ (0.15)	$ 0.31

Weighted average shares outstanding
Basic	42,045	-	42,045
Diluted	43,387	-	43,387

CONTACT:
Alaska Communications Systems
Corporate Communications:
Mary Gasperlin, 907-297-3000
Director, Corporate Communications
mary.gasperlin@acsalaska.com
or
Investors:
Investor Relations, 907-564-7556
investors@acsalaska.com